UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 3, 2012, Wells Real Estate Investment Trust II, Inc. (the "Registrant"), through a wholly owned subsidiary, Wells Operating Partnership II, L.P. (the “Borrower”), entered into a $375 million, four-year, unsecured term loan facility (the "Term Facility") with a syndicate of banks with J.P. Morgan Securities LLC and PNC Capital Markets LLC, serving as joint lead arrangers and bookrunners; JP Morgan Chase Bank, N.A., serving as administrative agent; PNC Bank, National Association, serving as syndication agent; and Regions Bank, U.S. Bank National Association, TD Bank, N.A., and Union Bank, N.A. serving together as documentation agents. The Borrower has the ability to increase the amount of the Term Facility up to $450 million on two occasions during the term in minimum amounts of at least $25 million, provided that no existing bank has any obligation to participate in such increase.

The Term Facility provides for interest to be incurred based on, at the option of the Registrant, the London Interbank Offered Rate ("LIBOR") for one-, two-, three- or six-month periods, plus an applicable margin ranging from 1.30% to 2.30% (the "LIBOR Rate") or at an alternate base rate plus an applicable margin ranging from 0.30% to 1.30% (the "Base Rate"). The Base Rate for any day is the greatest of (1) the rate of interest publicly announced by JPMorgan Chase Bank, N.A., as its prime rate in effect in its principal office in New York City for such day; (2) the federal funds rate for such day plus 0.50%; or (3) the one-month LIBOR Rate for such day plus 1.00%. The margin component of the LIBOR Rate and the Base Rate is based on the Borrower's corporate credit or issuer rating, as long as it has such a rating, or on the Borrower's leverage ratio, if it does not have a corporate credit or issuer rating. As of the closing of the $375 million Term Facility, the current stated interest rate on the Term Facility was 1.85%.

Under the terms of the Term Facility, accrued interest is payable in arrears on the first day of each calendar month. The Borrower is required to repay outstanding principal and accrued interest four years from the date of closing; provided that the maturity date shall be September 30, 2015 if a Liquidity Event has not occurred by such date. Borrower has the option to extend the maturity date for one year upon payment of an extension fee in the amount of 0.15% of the amount outstanding under the Term Facility at the time of extension, provided that there is no default or event of default and a Liquidity Event has occurred. A “Liquidity Event” will have occurred if (1) the Registrant has successfully listed its stock on a national securities exchange; (2) the Registrant has extended its listing deadline at least 90 days beyond the maturity date of the Term Facility (in the case of the initial maturity date) or the proposed extended maturity date (in the case of the exercise of the extension option); or (3) the Registrant has obtained stockholder approval to not be listed on a national securities exchange and to continue to operate as an unlisted company for a period beyond the maturity date of the Term Facility (in the case of the initial maturity date) or the proposed extended maturity date (in the case of the exercise of the extension option). The Borrower may prepay any loan at any time without premium or penalty.

The Term Facility agreement also stipulates that the Borrower's and Registrant's net distributions, which equal total dividends and other distributions less the amount reinvested through the Registrant's dividend reinvestment plan, for any period of four consecutive fiscal quarters of the Registrant may not exceed the greater of (i) 90% of the Registrant's Funds from Operations for such period of four fiscal quarters or 100% of the Registrant's Funds from Operations for the two most recently completed fiscal quarters; or (ii) the minimum amount required in order for the Registrant to maintain its status as a REIT. “Funds from Operations” means net income (loss), minus (or plus) gains (or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such period, plus depreciation on real estate assets and amortization (other than amortization of deferred financing costs) for such period, all after adjustments for unconsolidated partnerships and joint ventures. With limited exceptions, the Borrower and Registrant may not make net distributions if a default or an event of default has occurred and is continuing or would result from the payment of net distributions.

Financial covenants of the Term Facility require that the Borrower maintain its ratio of total debt to total asset value, at 50% or less during the term of the facility and its ratio of secured debt to total asset value, at 40% or less during the term of the facility. Total asset value is equal to the sum of the Borrower's cash and cash equivalents, plus the annualized net operating income less capital reserves for the prior fiscal quarter for all properties owned for more than two consecutive fiscal quarters (other than construction-in-process properties and the Market Square Property), divided by 8.00%, plus the book value, computed in accordance with accounting principles generally accepted in the United States ("GAAP"), of properties acquired during the Borrower's most recently ended two fiscal quarters, plus the GAAP book value of the Market Square Property, plus the GAAP book value for construction-in-process properties, plus the GAAP book value of unimproved land. Other debt covenants provide that the Borrower shall not permit (i) the ratio of the Borrower's unencumbered asset value to total unsecured debt to be less than 2:1, or (ii) the Borrower to fail to maintain certain interest and fixed-charge coverage ratios or a certain minimum tangible net worth. The financial covenants shall be tested at the end of each fiscal quarter. The Term Facility also places certain limits on investments that fall outside the Borrower's core investments of improved office and industrial properties located in the United States.

The Term Facility is unconditionally guaranteed by the Registrant and certain material subsidiaries.

In connection with the Term Facility, the Registrant entered into an interest rate swap agreement (the “Interest Rate Swap”) to effectively fix the interest rate on the Term Facility. The Interest Rate Swap is effective February 3, 2012 and matures on February 3, 2016. Based on the terms of the Interest Rate Swap and the Registrant's current credit rating, the interest rate on the Term Facility is effectively fixed at 2.64%.

On February 3, 2012, in accordance with the Indenture by and among the Registrant, the Borrower, certain indirect and direct subsidiaries of each of the Registrant and the Borrower and U.S. Bank National Association, as trustee (the “Trustee”), dated as of April 4, 2011 (as amended, the “Indenture”), and concurrent with the closing of the Term Facility, certain of the Registrant's material subsidiaries and the Borrower entered into a Supplemental Indenture with the Trustee (the “Supplemental Indenture”) pursuant to which such material subsidiaries will guarantee the payment of the Borrower's 5.875% Senior Notes due 2018 issued pursuant to the Indenture, subject to the terms and conditions of the Indenture. The description of the Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Supplemental Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: February 6, 2012	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

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